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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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    14a-6(e)(2))
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                               GENZYME CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                        [Genzyme Corporation letterhead]


                                   May 9, 1996


Dear              :

         The May 16, 1996 Annual Meeting of Shareholders is now just one week away. This is a reminder to you that if you have not yet voted your proxy, you should do so as soon as possible. Your vote is important to us, and we want to be sure it comes in time to be included.

         We are requesting your favorable vote on proposals 2 and 3. These proposals increase the number of shares available for the granting of the stock options in the Company's two classes of stock, the General Division and the Tissue Repair Division.

         Since there is no single common stock representing Genzyme Corporation, you must look at the total shares and options outstanding for each class of stock separately rather than in the aggregate.

         The Company is aware of the concerns of its shareholders as it relates to the issuance of option shares. As a result, our stock option programs have evolved over the past several years to reflect your concerns while maintaining the Company's ability to attract and retain qualified employees. Specifically:

         - We have granted an increasing number of stock options that are performance related. Performance related options have objectives that are based on achieving specific revenue, profitability or stock price goals within relatively short periods of time, all of which are consistent with increasing shareholder value.

         - 23% of General Division options outstanding are performance related grants. 15% of options outstanding are performance grants tied directly to specific increases in the stock price.

         - 29% of Tissue Repair Division options outstanding are performance related grants, all of which are tied to increases in the stock price.

         - Over the past three years, the Compensation Committee has reduced the number of shares which may be granted to non-executive employees by 50%, a recognition of the growing maturity of the Company.

         - Options granted to executive officers are below the average for similar grants reported for 1994 by the 10 largest biotechnology companies.


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         -        Genzyme has an employment turnover rate of 7%, well below the industry average of 20%. Our ability to continue to attract and retain employees is crucial to our continued success and growth. It is our hope that you will support this year's proxy proposals.

                                             Sincerely,



                                             David J. McLachlan
                                             Senior Vice President - Finance